EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-101957 of Regeneration Technologies, Inc. on Form S-3 of our reports dated April 8, 2002, appearing in the Annual Report on Form 10-K of Regeneration Technologies, Inc. for the year ended December 31, 2001, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

Deloitte & Touche LLP

Orlando, Florida
January 13, 2003